Exhibit 99.1

Hanryu Holdings, Inc. Announces Receipt of a Delinquency Compliance Alert Notice from Nasdaq

Seoul, Republic of South Korea, August 23, 2024 (GLOBE NEWSWIRE) — Hanryu Holdings, Inc. (NASDAQ: HRYU) (“Hanryu” or the “Company”), a media-tech company and creator of FANTOO, an all-in-one social media experience connecting k-culture fans globally, today announced that on August 20, 2024, it received a delinquency compliance alert notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Q2 2024 10-Q”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

As previously reported, on April 18, 2024, Nasdaq notified the Company that it no longer complied with the Rule as it had not yet filed its Annual Report on Form 10-K (“Form 10-K”) for the period ended December 31, 2023 (“Initial Delinquent Filing”). The Company has since filed its Form 10-K on July 16, 2024, but as result of the Initial Delinquent Filing, any additional exception to allow the Company to regain compliance with all subsequent delinquent filings, is limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or October 14, 2024.

With respect to the Q2 2024 10-Q, Nasdaq provided the Company until September 4, 2024, to submit an update to its original plan to regain compliance with the Rule (the “Plan”). The Company intends to submit the Plan to Nasdaq by September 4, 2024.

About Hanryu Holdings, Inc.

Hanryu Holdings, Inc., is the creator of the engaging and innovative social media platform, “FANTOO” FANTOO connects users around the world that share similar interests by providing distinctive service offerings, technologies, applications, and websites. Through FANTOO, we provide a global multi-media platform for our users to interact with other like-minded users, to share their appreciation of various types of entertainment and cultures, create their own content, enjoy other users’ content, engage in commerce, and experience a “fandom” community we believe is unlike any other. For more information, please visit www.hanryuholdings.biz.

Forward-Looking Statements

This announcement contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements about the Company’s ability to regain compliance with the Rule and timing of submission of the Plan to Nasdaq. The words “will,” “intend,” “estimate,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Company Contact:

Hanryu Holdings, Inc.

Taehoon Kim

ktn@hanryuholdings.biz

Investor Contact:

Hanryu Holdings, Inc.

Taehoon Kim

ktn@hanryuholdings.biz